UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2016

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C
Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2016, Stephen Bragin informed Nicholas Financial, Inc. (the “Company”) that he would retire as a member of the Board of Directors of the Company (the “Board”) effective July 1, 2016.

On July 1, 2016, the Board appointed Todd Pfister as a director of the Company effective immediately to fill the vacancy left by Mr. Bragin’s resignation, to serve for the remainder of Mr. Bragin’s term, expiring at the 2017 Annual General Meeting of Shareholders of the Company, and until his successor has been duly elected and qualified. Initially, Mr. Pfister will serve on the Board’s Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

Mr. Pfister is a former partner of Foley & Lardner LLP in Chicago, IL, where he practiced more than 30 years until his retirement from the firm in June 2016, primarily in the areas of mergers and acquisitions, securities law and general corporate and business law. During Mr. Pfister’s tenure at Foley & Lardner LLP, his firm provided legal advice to the Company. Mr. Pfister has extensive experience counseling senior management and boards of directors, as well as structuring and negotiating transactions in various industries. He has represented both issuers and underwriters in public and private offerings of debt and equity securities and regularly counseled both public and private companies regarding corporate governance and compliance matters. Mr. Pfister received his Bachelor of Arts degree, with honors in economics, summa cum laude, in 1983 from Lake Forest College, and his Juris Doctor degree in 1986 from Yale Law School, where he was an editor of the Yale Law & Policy Review and a member of The Yale Journal of International Law. The Company believes that Mr. Pfister’s extensive experience as an attorney, particularly with respect to corporate governance, securities law and mergers and acquisitions, qualifies him to serve as a director of the Company.

In connection with Mr. Pfister’s appointment, the Board awarded him restricted stock units with respect to 373 shares of the Company’s common stock under the Company’s 2015 Omnibus Incentive Plan, vesting on the day of the Company’s 2016 annual meeting of shareholders. For his service on the Board and committees of the Board, Mr. Pfister will receive the same compensation payable by the Company to its other non-employee directors for their service on the Board and committees.

Item 8.01 Other Events.

In connection with Mr. Bragin’s retirement, Ralph T. Finkenbrink, Chairman of the Board, President and Chief Executive Officer of the Company expressed his gratitude to Mr. Bragin for his service on the Board for more than 17 years.

The Company will hold its 2016 annual meeting of shareholders on September 8, 2016. The corresponding record date is July 22, 2016.

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC. (Registrant)

Date: July 6, 2016	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink Chairman, President, Chief Executive Officer (Principal Executive Officer)

Date: July 6, 2016	/s/ Katie L. MacGillivary
Katie L. MacGillivary Vice President, Chief Financial Officer (Principal Financial Officer and Accounting Officer)